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                                                                  Exhibit (j)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 12, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of AXA Premier Funds Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Information - Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY
February 17, 2004